Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Western Liberty Bancorp (formerly known as Global Consumer Acquisition Corp.) of our report dated March 16, 2009 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Western Liberty Bancorp for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Hays & Company LLP
Hays & Company LLP

New York, New York January 25, 2012